Exhibit 10.3

                         RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT (this "Agreement"), made as of the __th day of _____, 200_ (the "Grant Date"), between Telewest Global, Inc., a Delaware corporation (the "Company"), and _________ (the "Grantee").

     WHEREAS, the Company has adopted the Telewest Global, Inc. 2004 Stock Incentive Plan (the "Plan") in order to grant equity compensation to (among others) officers and employees of the Company and its Subsidiary
Corporations; and

     WHEREAS, the Company's Compensation Committee has determined to grant shares of Restricted Stock to the Grantee as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Stock.
          --------------

     The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company, _______ shares of Restricted Stock on the terms and conditions set forth in this Agreement. This Agreement is also subject to the terms and conditions set forth in the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

     2.   Rights of Grantee.
          -----------------

     Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the date that the shares of Restricted Stock are issued, to exercise all the rights of a stockholder with respect to the shares of Restricted Stock (whether or not the restrictions thereon shall have lapsed), including the right to vote the shares of Restricted Stock and the right, subject to Section 6 hereof, to receive dividends thereon. Notwithstanding the foregoing, prior to the Lapse Date (as hereinafter defined), the Grantee shall not be entitled to transfer, sell, pledge, hypothecate, assign, or otherwise dispose of or encumber, the shares of Restricted Stock (collectively, the "Transfer Restrictions").

     3.   Vesting and Lapse of Transfer Restrictions.
          ------------------------------------------

     The Transfer Restrictions on the Restricted Stock shall lapse and the Restricted Stock granted hereunder shall vest in full on the six-month anniversary of the Grant Date (the "Lapse Date").

     4.  Escrow and Delivery of Shares.
         -----------------------------

          4.1. Certificates representing the shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Grantee or the Grantee's estate as set forth in Section 4.2 hereof, subject to the Grantee's delivery of any documents which the Company in its discretion may require as a condition to the issuance of shares and the delivery of the shares to the Grantee or the Grantee's estate.

          4.2 (a) Certificates representing those shares of Restricted Stock in respect of which the Transfer Restrictions have lapsed pursuant to
Section 3 hereof shall be delivered to the Grantee as soon as practicable following the Lapse Date, provided that the Grantee has satisfied all applicable requirements to pay Withholding Taxes with respect to the Restricted Stock.

               (b) The Grantee may receive, hold, sell, or otherwise dispose of those shares delivered to the Grantee pursuant to Section 4.1 free and clear of the Transfer Restrictions, but subject to compliance with all federal and state securities laws.

          4.3 (a) Prior to the Lapse Date, each stock certificate evidencing shares of Restricted Stock as to which the Transfer Restrictions have not lapsed shall bear a legend in substantially the following form:

     "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture, restrictions against transfer and rights of repurchase, if applicable) contained in the Restricted Stock Agreement (the "Agreement") between the registered owner of the shares represented hereby and the Company. Release from such terms and conditions shall be made only in accordance with the provisions of the Agreement, a copy of which is on file in the office of the Secretary of Telewest Global, Inc."

               (b) As soon as practicable following the Lapse Date, the Company shall issue new certificates in respect of the shares of Restricted Stock which shall not bear the legend set forth in paragraph (a) of this
Section 4.3, which certificates shall be delivered in accordance with
Section 4.2 hereof.

     5.   Effect of Termination of Employment for any Reason.
          --------------------------------------------------

          Upon termination of the Grantee's employment with the Company and its Affiliates for any reason, the Grantee shall forfeit the shares of Restricted Stock that are not vested, and, from and after such forfeiture, the Grantee shall have no rights with respect thereto.

     6.   Voting and Dividend Rights.
          --------------------------

          Unless the Committee determines otherwise, all dividends declared and paid by the Company on shares of Restricted Stock shall be deferred until the lapsing of the Transfer Restrictions pursuant to Section 3 hereof (and shall be subject to forfeiture upon forfeiture of the shares of Restricted Stock as to which such deferred dividends relate). The deferred dividends shall be held by the Company for the account of the Grantee. Upon the Lapse Date, the dividends allocable to the shares of Restricted Stock as to which the Transfer Restrictions have lapsed shall be paid to the Grantee (without interest). The Company may require that the Grantee invest any cash dividends received in additional Restricted Stock which shall be subject to the same conditions and restrictions as the Restricted Stock granted under this Agreement.

     7.   No Right to Continued Employment.
          --------------------------------

          Nothing in this Agreement shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or any of its Affiliates, nor shall this Agreement interfere in any way with the right of the Company or any such Affiliate to terminate the Grantee's employment at any time. For purposes of this Agreement, the term "employment" shall be deemed to refer to (i) a Grantee's employment, if the Grantee is an employee of the Company or any of its Affiliates, (ii) a Grantee's services as a consultant, if the Grantee is a consultant to the Company or any of its Affiliates and (iii) a Grantee's services as an non-employee director, if the Participant is a non-employee member of the Board. The rights and obligations of a Grantee under the terms and conditions of the Grantee's office or employment shall not be affected by his or her participation in the Plan or any right he or she may have to participate in the Plan. The Grantee waives all and any rights to compensation or damages in consequence of the termination of his or her office or employment with the Company and its Affiliates for any reason whatsoever insofar as those rights arise, or may arise, from his or her ceasing to have rights under this Agreement as a result of such termination or from the loss or diminution in value of such rights. If necessary, the Grantee's terms of employment shall be varied accordingly.

     8.   Withholding of Taxes.
          --------------------

          The Grantee shall pay to the Company the applicable federal, state and local income taxes required by law to be withheld (the "Withholding Taxes"), if any, upon the vesting and delivery of the Stock. The Company shall have the right to deduct from any payment of cash to the Grantee an amount equal to the Withholding Taxes in satisfaction of the Grantee's obligation to pay Withholding Taxes.

     9.   Modification of Agreement.
          -------------------------

          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     10.  Severability.
          ------------

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

     11.  Governing Law.
          -------------

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     12.  Successors in Interest; Transfer.
          --------------------------------

          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's heirs, executors, administrators and successors. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors. This Agreement is not assignable by the Grantee.

                                          TELEWEST GLOBAL, INC.



                                          By:
                                             ----------------------------

                                          Name:
                                               --------------------------

                                          Title:
                                                -------------------------


ACCEPTED AND AGREED



By:
   ----------------------------

            Grantee